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                                                                    Exhibit 23.5

                    [Letterhead of Lucent Technologies Inc.]
                             [William R. Carapezzi]

October 23, 1997

        Re:  Registration Statement of Lucent Technologies Inc.
             on Form S-4 relating to Livingston Enterprises, Inc.

        Reference is made to the above-captioned Registration Statement on Form S-4 and the Proxy Statement/Prospectus contained therein to be filed on the date hereof by Lucent Technologies Inc., pursuant to the Securities Act of 1933.

        I hereby consent to the reference to me in the Proxy Statement/ Prospectus under the caption "Legal Matters."

                                                  /s/ William R. Carapezzi, Jr.
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                                                      William R. Carapezzi, Jr.